Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-2496, No. 33-49380, No. 33-72606, No. 333-00933, No. 333-21999, No. 333-37136, No. 333-157310, No. 333-88088, No. 333-117992, No. 333-135069 and No. 333-157310) of Keithley Instruments, Inc. and its subsidiaries of our report dated December 11, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
December 11, 2009